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                                  Exhibit 23.2

                              ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                              25/F., Wing On Centre
                           111 Connaught Road Central
                                    Hong Kong


               Consent of Independent Certified Public Accountants


Osicom Technologies, Inc.
Santa Monica, California

We hereby consent to incorporation by reference in the Registration Statements (Nos. 333-28863, 333-22291 and 333-51445) on Form S-3 of Osicom Technologies,
Inc. of our report, dated February 27, 1999, relating to the consolidated balance sheets of Uni Precision Industrial Limited and Subsidiaries as of January 31, 1998 and 1999, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the years ended January 31, 1998 and 1999 and the ten months ended January 31, 1997, expressed in Hong Kong dollars.

                                        ARTHUR ANDERSEN & CO.

Hong Kong
May 3, 1999





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